Second Amendment to Second Amended and Restated Loan
and Security Agreement

This Second Amendment to Second Amended and Restated Loan and Security Agreement (this “Amendment”), dated as of August 14, 2009, is by and among the lenders identified on the signature pages hereto (the “Lenders”), Wells Fargo Bank, National Association, a national banking association, as the arranger, administrative agent and security trustee for the Lenders (in such capacity, the “Agent”), Smart Modular Technologies, Inc., a California corporation (“US Borrower”), Smart Modular Technologies (Europe) Limited, a company incorporated under the laws of England and Wales (“UK Borrower”), and Smart Modular Technologies (Puerto Rico) Inc., an exempted company organized under the laws of the Cayman Islands (“PR Borrower”, and together with US Borrower and UK Borrower, each individually referred to herein as a “Borrower” and collectively, as the “Borrowers”).

Recitals

A. Lenders, Agent, Borrowers and the other Obligors (as defined hereafter) identified on the signature pages thereto have previously entered into that certain Second Amended and Restated Loan and Security Agreement, dated as of April 30, 2007, as amended by that certain First Amendment to Second Amended and Restated Loan and Security Agreement (the “Loan and Security Agreement”).

B. Borrowers have requested that Lenders and Agent amend (i) the Loan and Security Agreement so that Borrowers are only required to comply with certain financial covenants set forth in the Loan and Security Agreement during periods when Obligations (other than any reimbursement obligations relating to that certain Irrevocable Standby Letter of Credit, issued by Wells Fargo (as defined hereafter) in the maximum stated amount of $60,000 and bearing no. NZS595685)) are outstanding and (ii) certain other terms, conditions and provisions of the Loan and Security Agreement as further described herein.

C. In response to the requests of Borrowers, and in reliance upon the representations made in support thereof, and the other terms and provisions of this Amendment, the parties hereto desire to amend the Loan and Security Agreement as set forth herein and on the terms and conditions contained herein.

Now, Therefore, for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

1. Defined Terms. Each capitalized term used but not otherwise defined herein has the meaning ascribed thereto in the Loan and Security Agreement.

2. Amendments to Loan and Security Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 4 of this Amendment, the following amendments to the Loan and Security Agreement shall be effective as of and after the Effective Date (notwithstanding the date of execution of this Amendment):

(a) Amendments to Section 1.1 Section 1.1 of the Loan and Security Agreement is hereby amended by inserting the following definitions in appropriate alphabetical order:

“Existing Letter of Credit” means that certain Irrevocable Standby Letter of Credit, issued by Wells Fargo in the maximum stated amount of $60,000 and bearing no. NZS595685, as the same may be amended.

“Second Amendment” means that certain Second Amendment to Second Amended and Restated Loan and Security Agreement, dated as of August 14, 2009, among the Lenders party thereto, Agent, U.S. Borrower, P.R. Borrower and U.K. Borrower.

“Second Amendment Effective Date” means August 14, 2009.

(b) Amendment to Section 2.11(a). Section 2.11(a) of the Loan and Security Agreement is hereby deleted in its entirety and the following is substituted therefor:

(a) Unused Line Fee. An annual unused line fee of One Hundred Seventy-Five Thousand Dollars ($175,000), payable on the first day of each quarter during the term of this Agreement in arrears, in an amount equal to Forty-Three Thousand Seven Hundred Fifty Dollars ($43,750); provided however, that Borrowers shall receive a credit applicable to such quarterly installment (which credit shall not (a) otherwise reduce the quarterly installment below zero dollars ($0), (b) be credited to future quarters or (c) otherwise be refundable in cash to Borrower) in an aggregate amount equal to the product of (i) Eight Hundred Seventy-Five Dollars ($875) times (ii) the result of (1) the average daily collected balance maintained by Borrowers in deposit account no. 4100055896 at Wells Fargo Bank, National Association during the quarter in which the unused line fee otherwise accrued divided by (2) one million.

(c) Amendment to Section 3. Section 3 of the Loan and Security Agreement is hereby amended by inserting the following Section 3.7 immediately after the end of Section 3.6:

Section 3.7 Additional Borrowing Requirements. Notwithstanding anything to the contrary contained in this Agreement, and in addition to the satisfaction of all other requirements or other conditions to the Lenders’ obligation to make any Advance hereunder, the obligation of the Lender Group (or any member thereof) to make any Advance hereunder at any time or to extend any other credit hereunder) shall be subject to the following additional conditions:

(a) Borrowers shall have delivered to Agent a Compliance Certificate demonstrating (to Lenders’ satisfaction) (i) Borrowers’ compliance with each of the financial covenants set forth in Sections 7.17 and 7.18 of this Agreement as of the date any Advance is requested hereunder and (ii) Borrowers’ projected compliance on a pro forma basis as of the end of the quarter in which such Advance is requested. Such required Compliance Certificate shall contain a certification from a Responsible Officer of each Borrower that no Borrower is aware of any event, condition or circumstance that would or could cause any of the financial calculations or financial projections set forth in any Compliance Certificate delivered pursuant to this Section 3.7(a) hereof to be incorrect in any material manner; and

(b) Borrowers shall have delivered, or caused to be delivered, original executed copies of all such other agreements, reaffirmations, opinions, certificates, security instruments and other documents and instruments as may be requested by Agent in its sole and absolute discretion in connection with, and in furtherance of, the amendments contemplated by the Second Amendment.

(d) Amendment to Section 6.3(b)(ii). Section 6.3(b)(ii) of the Loan and Security Agreement is hereby amended by inserting the following at the end thereof, but before the comma:

“if Borrowers were required to be in compliance with such Section from and after the Second Amendment Effective Date during such fiscal year”

(e) Amendment to Section 7.17. Section 7.17 of the Loan and Security Agreement is hereby amended by inserting the following sentence at the end of such section:

Notwithstanding anything to the contrary contained in this Agreement, from and after the Second Amendment Effective Date, Borrowers shall not be required to comply with the financial covenants set forth in Sections 7.17 and 7.18 for any quarter or fiscal year, as applicable, so long as there are no Obligations (other than any reimbursement obligations relating to the Existing Letter of Credit) outstanding under this Agreement at any time during such quarter or fiscal year, as applicable. If any Obligations (other than any reimbursement obligations relating to the Existing Letter of Credit) are outstanding at any time and for any period of time under this Agreement during any quarter or fiscal year, then Borrowers shall comply with the provisions of Sections 7.17 and 7.18 for the entire quarter and the entire fiscal year in which such Obligations (other than any reimbursement obligations relating to the Existing Letter of Credit) were outstanding.

3. Conditions to Effectiveness. The provisions of this Amendment shall become effective on the date (the “Effective Date”) that all of the following conditions precedent have been satisfied:

(a) Agent shall have received three original counterparts of this Amendment, duly executed and delivered by Borrowers, Agent and the Lenders;

(b) Each of the representations and warranties of Borrowers in Section 4 of this Amendment shall be true, correct and accurate as of the Effective Date; and

(c) All legal matters incident to the execution and delivery of this Amendment shall be satisfactory to Agent and its counsel.

4. Representations, Warranties and Agreements. Each of the Borrowers, as of the date of its execution of this Amendment and as of the Effective Date, hereby represents, warrants and agrees in favor of Agent and each Lender as follows:

(a) No Default or Event of Default has occurred and is continuing (or would result from the amendment of the Loan and Security Agreement contemplated hereby);

(b) The execution, delivery and performance by Borrowers of this Amendment have been duly authorized by all necessary corporate and/or other action and do not and will not require any registration with, consent or approval of, notice to or action by, any Person in order to be effective and enforceable. Each of the Loan and Security Agreement and the other Loan Documents to which any Borrower or Guarantor is a party constitutes and continues to constitute the legally, valid and binding obligation of such Borrower or Guarantor, in each case enforceable against such Borrower or Guarantor, as applicable, in accordance with its terms;

(c) All of the representations and warranties of the Borrowers and the Guarantors contained in the Loan and Security Agreement and the other Loan Documents are true and correct on and as of the date hereof and will be true and correct on the Effective Date (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date);

(d) Each of the Borrowers is entering into this Amendment on the basis of such Person’s own business judgment, without reliance upon Agent, the Lenders or any other Person; and

(e) Each of the Borrowers acknowledges and agrees that the execution and delivery by Agent and Lenders of this Amendment shall not be deemed to create a course of dealing or otherwise obligate Agent, Lenders or any other Person to execute similar agreements under the same or similar circumstances in the future. Neither the Agent nor the Lenders has any obligation to Borrowers or any other Person to further amend provisions of the Loan and Security Agreement or the other Loan Documents. Other than as specifically contemplated hereby, all of the terms, covenants and provisions of the Loan and Security Agreement (and the other Loan Documents) are and shall remain in full force and effect.

5. General Provisions.

(a) Upon the effectiveness of this Amendment, all references in the Loan and Security Agreement and in the other Loan Documents to the Loan and Security Agreement shall refer to the Loan and Security Agreement as modified hereby. This Amendment shall be deemed incorporated into, and a part of, the Loan and Security Agreement. This Amendment is a Loan Document. THIS AMENDMENT IS EXPRESSLY SUBJECT TO THE PROVISIONS OF SECTION 13 (CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER) AND SECTION 17.8 (JURISDICTION, SERVICE OF PROCESS AND VENUE) OF THE LOAN AND SECURITY AGREEMENT, WHICH PROVISIONS ARE INCORPORATED HEREIN AND MADE APPLICABLE HERETO BY THIS REFERENCE.

(b) This Amendment is made pursuant to Section 15.1 of the Loan and Security Agreement and shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns. No third party beneficiaries are intended in connection with this Amendment.

(c) This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.

(d) Each provision of this Amendment shall be severable from every other provision of this Amendment for the purpose of determining the legal enforceability of any specific provision.

(e) Promptly upon the request by Agent or Required Lenders, Borrowers shall and shall cause each of their Subsidiaries, each of the Guarantors and Pledgors and any other Persons requested by Agent or Required Lenders to take such further acts (including the acknowledgement, execution, delivery, recordation, filing and registering of documents) as may reasonably be required from time to time to: (a) carry out more effectively the purposes of this Amendment, the Loan and Security Agreement or any other Loan Document; (b) subject to the Liens created by any of the Loan Documents any of the properties, rights or interests covered by any of the Loan Documents or any other properties, rights or interests constituting Collateral acquired by any of the Borrowers, any other Obligor or any other Person who has granted, or is otherwise required to grant, a security interest to Agent pursuant to the Loan Documents following the Closing Date; (c) perfect and maintain the validity, effectiveness and priority of the Liens created or intended to be created by any of the Loan Documents; and (d) better assure, convey, grant, assign, transfer, preserve, protect and confirm to Agent and Required Lenders the rights, remedies and privileges existing or granted or now or hereafter intended to be granted to such Persons under any Loan Document or other document executed in connection therewith.

(f) Borrowers shall promptly pay to Agent all attorneys’ fees and expenses incurred in connection with the preparation, negotiation and closing of this Amendment.

(g) The appearing parties herein declare that all the terms and conditions of the Loan and Security Agreement continue to remain, as herein amended, in full force and effect and by these presents the appearing parties hereby ratify, reaffirm and confirm all the terms and conditions of the Loan and Security Agreement and further declare that it is their express intention that the transactions set forth in this Amendment shall in no way, manner or form be construed or be interpreted as an extinctive novation of any of the obligations and agreements set forth in the Loan and Security Agreement.

[Document continues with signature pages.]

In Witness Whereof, the parties hereto have caused this Second Amendment to Second Amended and Restated Loan and Security Agreement to be duly executed as of the date first written above.

BORROWERS:

SMART Modular Technologies, Inc.,
a California corporation

By: /s/ Iain MacKenzie
Name: Iain MacKenzie
Title: President and Chief Executive Officer

SMART Modular Technologies (Europe) Limited,
a company incorporated under the laws of England and Wales

By: /s/ Iain MacKenzie
Name: Iain MacKenzie
Title: Director

By: /s/ Ann T. Nguyen
Name: Ann T. Nguyen
Title: Secretary

EXECUTED AS A DEED BY:

SMART Modular Technologies (Puerto Rico) Inc.,

an exempted company organized under the laws of the Cayman Islands

By: /s/ Iain MacKenzie
Name: Iain MacKenzie
Title: President and Chief Executive Officer

IN THE PRESENCE OF:

Witness: /s/ Ann T. Nguyen
Name: Ann T. Nguyen

AGENT:

Wells Fargo Bank, National Association,

a national banking association

By: /s/ Charles F. Lilygren
Name: Charles F. Lilygren
Title: Senior Vice President

LENDER:

Wells Fargo Bank, National Association,

a national banking association

By: /s/ Charles F. Lilygren
Name: Charles F. Lilygren
Title: Senior Vice President